Filed pursuant to rule 424(b)(3)
Registration Statement No. 333-03811

PROSPECTUS SUPPLEMENT
The Bank of New York Company, Inc.
Dividend Reinvestment And Direct Stock Purchase And Sale Plan

     This Prospectus Supplement to the Prospectus dated February 3, 1998 (the "Prospectus") for The Bank of New York Company, Inc. Dividend Reinvestment and Direct Stock Purchase and Sale Plan (the "Plan") updates certain factual information in the Plan. This Prospectus Supplement is part of the Prospectus and should be kept with your copy of the Prospectus. The information in the Prospectus Supplement supersedes the information in the Prospectus to the extent inconsistent with the Prospectus.

THE UPDATES ARE AS FOLLOWS:

1.   CHANGE OF THE BANK'S TOLL FREE TELEPHONE NUMBER:

     Call the Bank with any questions about the Plan at 1-888-643-4269.

     This change affects page 3 of the Prospectus.

     To contact the Bank, you can:

          call its toll free number: 1-888-643-4269

     This change affects page 4 of the Prospectus.

     Call the Bank's toll free telephone number 1-888-643-4269 and request a current Plan prospectus and enrollment form.

     This change affects page 8 of the Prospectus.

2.   CHANGE OF BANK'S WEBSITE ADDRESS:

     Information about the Plan and enrollment forms can be found on the Bank's website at: http://stockbny.com

     This change affects page 4 of the Prospectus.

3. REFLECT CHANGE OF THE COMPANY'S ADDRESS AND CORPORATE SECRETARY'S TELEPHONE NUMBER:

    Requests for such copies should be directed to: The Bank of New York Company, Inc., One Wall Street, New York, New York 10286, Attention:
Corporate Secretary, telephone number (212) 495-1787.

     This change affects page 11 of the Prospectus.

                              Prospectus Supplement dated February 6, 2002